Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
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Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2017 SECOND-QUARTER RESULTS;
REVISES 2017 FULL-YEAR REPORTED DILUTED EPS FORECAST FOR CURRENCY ONLY,
REFLECTING CURRENCY-NEUTRAL GROWTH OF APPROXIMATELY 9% TO 12%
VS. 2016 ADJUSTED DILUTED EPS OF $4.48

2017 Second-Quarter

•	Reported diluted earnings per share of $1.14, down by $0.01 or 0.9% versus $1.15 in 2016

•	Excluding unfavorable currency of $0.11, reported diluted earnings per share up by $0.10 or 8.7% versus $1.15 in 2016 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.14, down by $0.01 or 0.9% versus $1.15 in 2016

•	Excluding unfavorable currency of $0.11, adjusted diluted earnings per share up by $0.10 or 8.7% versus $1.15 in 2016 as detailed in the attached Schedule 13

•	Total cigarette and heated tobacco unit shipment volume of 199.9 billion, down by 5.0%
•Cigarette shipment volume of 193.5 billion units, down by 7.5%
•Heated tobacco unit shipment volume of 6.4 billion units, up from 1.2 billion units in 2016

•	Reported net revenues of $19.3 billion, up by 1.5%

•	Net revenues, excluding excise taxes, of $6.9 billion, up by 4.0%

•	Excluding unfavorable currency of $195 million, net revenues, excluding excise taxes, up by 7.0% as detailed in the attached Schedule 10

•	Reported operating income of $2.7 billion, down by 1.2%

•	Operating companies income of $2.8 billion, down by 1.1%

•	Excluding unfavorable currency of $199 million, operating companies income up by 5.9% as detailed in the attached Schedule 10

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 12, of $2.8 billion, down by 1.1%

•	Excluding unfavorable currency of $199 million, adjusted operating companies income up by 5.9% as detailed in the attached Schedule 12

2017 Six Months Year-to-Date

•	Reported diluted earnings per share of $2.17, up by $0.04 or 1.9% versus $2.13 in 2016

•	Excluding unfavorable currency of $0.11, reported diluted earnings per share up by $0.15 or 7.0% versus $2.13 in 2016 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $2.13 were flat versus 2016

•	Excluding unfavorable currency of $0.11, adjusted diluted earnings per share up by $0.11 or 5.2% versus $2.13 in 2016 as detailed in the attached Schedule 17

•	Total cigarette and heated tobacco unit shipment volume of 377.9 billion, down by 7.1%
•Cigarette shipment volume of 367.1 billion units, down by 9.4%

•Heated tobacco unit shipment volume of 10.8 billion units, up from 1.6 billion units in 2016

•	Reported net revenues of $35.9 billion, up by 0.1%

•	Net revenues, excluding excise taxes, of $13.0 billion, up by 2.0%

•	Excluding unfavorable currency of $315 million, net revenues, excluding excise taxes, up by 4.4% as detailed in the attached Schedule 14

•	Reported operating income of $5.1 billion, down by 2.1%

•	Operating companies income of $5.3 billion, down by 1.6%

•	Excluding unfavorable currency of $211 million, operating companies income up by 2.3% as detailed in the attached Schedule 14

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 16, of $5.3 billion, down by 1.6%

•	Excluding unfavorable currency of $211 million, adjusted operating companies income up by 2.3% as detailed in the attached Schedule 16

2017 Full-Year Forecast

•
PMI revises, for currency only, its 2017 full-year reported diluted earnings per share to a range of $4.78 to $4.93, at prevailing exchange rates, versus $4.48 in 2016. Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.14 for the full-year 2017, as well as the favorable tax item of $0.04 recorded in the first quarter of 2017, the forecast range represents a projected increase of approximately 9% to 12% versus adjusted diluted earnings per share of $4.48 in 2016 as detailed in the attached Schedule 20

•	This forecast anticipates net revenue growth, excluding excise taxes, of over 7%, excluding currency and acquisitions

•	This forecast does not include any share repurchases in 2017

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, July 20, 2017 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2017 second-quarter results.

"Our quarterly results were robust with, as expected, sequential improvement in our volume performance, as well as strong currency-neutral net revenue growth of 7% versus last year," said André Calantzopoulos, Chief Executive Officer.

"IQOS, our flagship smoke-free alternative, continues to perform exceptionally well, supported by further recent successful market launches, notably in Korea. In the quarter, shipments of Marlboro HeatSticks represented over 40% of our total shipments in Japan, where we recorded a national share of 10%. To date, more than 2.9 million adult consumers have already stopped smoking and switched to IQOS."

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Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on July 20, 2017. Access is at www.pmi.com/2017Q2earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends
During the quarter, PMI declared a regular quarterly dividend of $1.04, representing an annualized rate of $4.16 per common share.

2017 SECOND-QUARTER CONSOLIDATED RESULTS

Key Terms, Definitions and Explanatory Notes

General

•	“PMI” refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•
Unless otherwise stated, references to total industry, total market, PMI volume and PMI market share performance reflect cigarettes and PMI’s heated tobacco units for those markets that have commercial sales of IQOS.

•
References to total international market, defined as worldwide cigarette and PMI heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	"OTP" is defined as other tobacco products, primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•	"EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

Financial

•	Net revenues, excluding excise taxes, related to combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives.

•
"Operating Companies Income," or "OCI," is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. Management evaluates business segment performance and allocates resources based on OCI.

•	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews OCI, OCI margins, operating cash flow and earnings per share, or “EPS,” on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see the relevant schedules provided with this press release.

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Reduced-Risk Products

•
"Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

•
"Heated tobacco units" is the term PMI uses to refer to heated tobacco consumables, which include HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•
Net revenues, excluding excise taxes, related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, net of sales and promotion incentives.

SHIPMENT VOLUME

PMI Shipment Volume by Region	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes
European Union	49,758	50,399	(1.3)%	92,298	96,392	(4.2)%
EEMA	64,414	68,332	(5.7)%	120,988	131,458	(8.0)%
Asia	57,815	69,299	(16.6)%	112,957	134,521	(16.0)%
Latin America & Canada	21,553	21,259	1.4%	40,849	42,959	(4.9)%
Total PMI	193,540	209,289	(7.5)%	367,092	405,330	(9.4)%

Heated Tobacco Units
European Union	392	31	+100.0%	576	47	+100.0%
EEMA	229	8	+100.0%	334	10	+100.0%
Asia	5,726	1,118	+100.0%	9,871	1,553	+100.0%
Latin America & Canada	3	—	—%	4	—	—%
Total PMI	6,350	1,157	+100.0%	10,785	1,610	+100.0%

Cigarettes and Heated Tobacco Units
European Union	50,150	50,430	(0.6)%	92,874	96,439	(3.7)%
EEMA	64,643	68,340	(5.4)%	121,322	131,468	(7.7)%
Asia	63,541	70,417	(9.8)%	122,828	136,074	(9.7)%
Latin America & Canada	21,556	21,259	1.4%	40,853	42,959	(4.9)%
Total PMI	199,890	210,446	(5.0)%	377,877	406,940	(7.1)%

In the quarter, PMI's total shipment volume of cigarettes and heated tobacco units decreased by 5.0%, principally due to: Asia, notably Indonesia, as well Pakistan and the Philippines, reflecting ongoing declines of primarily low-margin cigarette volumes; and EEMA. The net impact of inventory movements in the quarter was immaterial.
PMI's cigarette volume decreased by 7.5% due to: the EU, principally Germany and Spain, partly offset by France; EEMA, mainly Russia, Saudi Arabia, mainly reflecting the implementation of a new excise tax, Turkey and Ukraine, partly offset by North Africa; and Asia, principally Indonesia, Japan, Pakistan and the Philippines. The decline was partly offset by growth in Latin America & Canada, principally Mexico.
The decline in PMI's cigarette shipment volume was partly offset by higher heated tobacco unit shipment volume of 6.4 billion units, up from 1.2 billion units in the second quarter of 2016, driven by Japan.

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Year-to-date, PMI's total shipment volume of cigarettes and heated tobacco units decreased by 7.1%, or by 6.3% excluding net estimated inventory movements, principally due to: Asia, notably Indonesia, as well as Pakistan and the Philippines, reflecting ongoing declines of primarily low-margin cigarette volumes; and EEMA.
PMI's cigarette volume decreased by 9.4% due to: the EU, principally Italy and Spain, partly offset by Poland; EEMA, reflecting declines across the Region, notably Russia and Ukraine; Asia, principally Indonesia, Japan, Pakistan and the Philippines; and Latin America & Canada, principally Argentina, Brazil and Canada.
The decline in PMI's cigarette shipment volume was partly offset by higher heated tobacco unit shipment volume of 10.8 billion units, up from 1.6 billion units in the first six months of 2016, driven by Japan.

PMI shipment volume by brand is shown in the table below.

PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	68,830	70,103	(1.8)%	131,230	138,088	(5.0)%
L&M	23,369	24,554	(4.8)%	45,282	48,244	(6.1)%
Chesterfield	13,652	11,602	17.7%	25,195	21,778	15.7%
Parliament	11,169	11,910	(6.2)%	20,368	22,047	(7.6)%
Bond Street	10,278	11,361	(9.5)%	18,763	21,083	(11.0)%
Philip Morris	12,688	8,910	42.4%	23,296	18,119	28.6%
Lark	5,688	7,535	(24.5)%	12,214	14,037	(13.0)%
Others	47,866	63,314	(24.4)%	90,744	121,934	(25.6)%
Total Cigarettes	193,540	209,289	(7.5)%	367,092	405,330	(9.4)%
Heated Tobacco Units	6,350	1,157	+100.0%	10,785	1,610	+100.0%
Total PMI	199,890	210,446	(5.0)%	377,877	406,940	(7.1)%

In the quarter, cigarette shipment volume of Marlboro decreased in: the EU, mainly due to Germany and Spain, partly offset by Italy; EEMA, mainly due to Saudi Arabia, partly offset by North Africa; Asia, mainly due to Japan, principally reflecting out-switching to Marlboro HeatSticks, partly offset by the Philippines. The decline was partly offset by growth in Latin America & Canada, driven by Mexico.
Cigarette shipment volume of L&M decreased, mainly due to North Africa, Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan and Taiwan. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina and Turkey, partly offset by Russia. Cigarette shipment volume of Parliament decreased, mainly due to Japan, Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan and Korea. Cigarette shipment volume of Bond Street decreased, mainly due to Kazakhstan and Ukraine. Cigarette shipment volume of Philip Morris increased, driven by Russia and Ukraine, partly offset by Argentina. Cigarette shipment volume of Lark decreased, principally due to Japan and Turkey. Cigarette shipment volume of "Others" decreased, mainly due to: Indonesia; local, low-margin brands in Pakistan and the Philippines; and the successful morphing of local, low-margin brands into international brands in Russia and Ukraine.

Year-to-date, cigarette shipment volume of Marlboro decreased in: the EU, mainly due to Italy and Spain; EEMA, mainly due to Saudi Arabia, partly offset by North Africa; Asia, mainly due to Japan, principally reflecting out-switching to Marlboro HeatSticks, partly offset by the Philippines; and Latin America & Canada, mainly due to Argentina and Brazil, partly offset by Mexico.

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Cigarette shipment volume of L&M decreased, mainly due to North Africa, Russia, Turkey and Ukraine, partly offset by Argentina, Kazakhstan and Taiwan. Cigarette shipment volume of Chesterfield increased, mainly driven by Argentina and Turkey, partly offset by Italy and Russia. Cigarette shipment volume of Parliament decreased, mainly due to Russia and Turkey. Cigarette shipment volume of Bond Street decreased, mainly due to Kazakhstan, Russia and Ukraine. Cigarette shipment volume of Philip Morris increased, driven by Russia and Ukraine, partly offset by Argentina and Italy. Cigarette shipment volume of Lark decreased, mainly due to Japan and Turkey, partly offset by Korea. Cigarette shipment volume of "Others" decreased, mainly due to: Indonesia; local, low-margin brands in Pakistan and the Philippines; and the successful morphing of local, low-margin brands into international brands in Russia and Ukraine.

NET REVENUES (Excluding Excise Taxes)

PMI Net Revenues (Excluding Excise Taxes)	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
Combustible Products

European Union	$2,060	$2,143	(3.8)%	0.3%	$3,770	$3,998	(5.7)%	(2.1)%
EEMA	1,659	1,664	(0.3)%	3.4%	3,129	3,267	(4.2)%	0.7%
Asia	1,835	2,022	(9.2)%	(8.3)%	3,680	3,942	(6.7)%	(7.2)%
Latin America & Canada	748	697	7.3%	10.2%	1,353	1,347	0.5%	3.6%
Total PMI	$6,302	$6,526	(3.4)%	(0.5)%	$11,931	$12,554	(5.0)%	(2.3)%

RRPs

European Union	$50	$11	+100%	+100%	$81	$19	+100%	+100%
EEMA	16	—	+100%	+100%	23	—	+100%	+100%
Asia	549	111	+100%	+100%	945	158	+100%	+100%
Latin America & Canada	1	—	+100%	+100%	1	0	91.2%	90.1%
Total PMI	$615	$123	+100%	+100%	$1,050	$178	+100%	+100%

Combustible Products and RRPs

European Union	$2,110	$2,155	(2.1)%	2.2%	$3,850	$4,018	(4.2)%	(0.5)%
EEMA	1,675	1,664	0.7%	4.4%	3,152	3,266	(3.5)%	1.4%
Asia	2,384	2,133	11.8%	12.8%	4,625	4,101	12.8%	11.9%
Latin America & Canada	748	697	7.3%	10.2%	1,354	1,347	0.5%	3.6%
Total PMI	$6,917	$6,649	4.0%	7.0%	$12,981	$12,732	2.0%	4.4%

Note: Sum of product categories or Regions might not foot to total PMI due to rounding.
In the quarter, net revenues, excluding excise taxes, of $6.9 billion increased by 4.0%, as detailed above and in the attached Schedule 10. Excluding unfavorable currency of $195 million, net revenues, excluding excise taxes, increased by 7.0%, driven by a favorable pricing variance of $367 million from across all Regions and favorable volume/mix of $96 million.

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OPERATING COMPANIES INCOME

PMI OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
European Union	$969	$1,070	(9.4)%	(3.7)%	$1,741	$1,976	(11.9)%	(7.4)%
EEMA	733	794	(7.7)%	3.3%	1,423	1,427	(0.3)%	6.7%
Asia	836	749	11.6%	15.0%	1,688	1,527	10.5%	8.6%
Latin America & Canada	268	224	19.6%	31.3%	445	453	(1.8)%	9.7%
Total PMI	$2,806	$2,837	(1.1)%	5.9%	$5,297	$5,383	(1.6)%	2.3%
In the quarter, operating companies income of $2.8 billion decreased by 1.1%. Excluding unfavorable currency of $199 million, operating companies income increased by 5.9%, mainly driven by a favorable pricing variance across all Regions, notably EEMA and Asia, partly offset by unfavorable volume/mix of $89 million, as well as an unfavorable cost comparison, largely reflecting increased support behind reduced-risk products, notably in the EU.

Adjusted operating companies income and margin are shown in the table below and detailed in Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 5.9%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.4 points to 42.3%, reflecting the factors mentioned above, as detailed on Schedule 12.

PMI OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$2,806	$2,837	(1.1)%	5.9%	$5,297	$5,383	(1.6)%	2.3%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$2,806	$2,837	(1.1)%	5.9%	$5,297	$5,383	(1.6)%	2.3%
Adjusted OCI Margin*	40.6%	42.7%	(2.1)	(0.4)	40.8%	42.3%	(1.5)	(0.9)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
EUROPEAN UNION REGION (EU)

2017 Second-Quarter
Net revenues, excluding excise taxes, of $2.1 billion, decreased by 2.1%.  Excluding unfavorable currency of $92 million, net revenues, excluding excise taxes, increased by 2.2%, principally reflecting a favorable pricing variance of $38 million, driven mainly by Germany and the United Kingdom, partly offset by France and Italy, as well as a favorable volume/mix of $9 million, mainly driven by Italy, notably reflecting the performance of reduced-risk products, partly offset by Germany, primarily reflecting the lower total market, lower market share and impact of price increases.

Operating companies income of $969 million decreased by 9.4%. Excluding unfavorable currency of $61 million, operating companies income decreased by 3.7%, mainly due to: unfavorable volume/mix of $23 million, mainly in Germany and Spain, partly offset by Italy; and increased investment behind reduced-risk products across the Region, notably in Germany; partly offset by favorable pricing.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, decreased by 3.7%. Adjusted operating

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companies income margin, excluding unfavorable currency, decreased by 2.9 points to 46.8%, reflecting the factors mentioned above, as detailed on Schedule 12.

EU OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$969	$1,070	(9.4)%	(3.7)%	$1,741	$1,976	(11.9)%	(7.4)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$969	$1,070	(9.4)%	(3.7)%	$1,741	$1,976	(11.9)%	(7.4)%
Adjusted OCI Margin*	45.9%	49.7%	(3.8)	(2.9)	45.2%	49.2%	(4.0)	(3.4)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EU Total Market, PMI Shipment & Market Share Commentaries

In the quarter, the estimated total market in the EU decreased by 1.0% to 127.9 billion units, partly reflecting a lower prevalence of illicit trade, notably in Poland. The net impact of inventory movements on the estimated total market was immaterial.

Year-to-date, the estimated total market in the EU decreased by 1.8% to 240.1 billion units, partly reflecting the same dynamic as described for the quarter. The net impact of inventory movements on the estimated total market was immaterial.

EU PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes	49,758	50,399	(1.3)%	92,298	96,392	(4.2)%
Heated Tobacco Units	392	31	+100.0%	576	47	+100.0%
Total EU	50,150	50,430	(0.6)%	92,874	96,439	(3.7)%

EU PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	24,600	24,939	(1.4)%	45,525	47,639	(4.4)%
L&M	9,069	8,986	0.9%	17,002	17,174	(1.0)%
Chesterfield	7,772	7,907	(1.7)%	14,268	15,055	(5.2)%
Philip Morris	4,161	4,238	(1.8)%	7,857	8,292	(5.2)%
Others	4,156	4,329	(4.0)%	7,646	8,232	(7.1)%
Total Cigarettes	49,758	50,399	(1.3)%	92,298	96,392	(4.2)%
Heated Tobacco Units	392	31	+100.0%	576	47	+100.0%
Total EU	50,150	50,430	(0.6)%	92,874	96,439	(3.7)%

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EU Market Shares by Brand	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	p.p.	2017	2016	p.p.
Marlboro	18.8%	19.1%	(0.3)	18.8%	19.1%	(0.3)
L&M	7.0%	6.9%	0.1	7.0%	6.9%	0.1
Chesterfield	5.9%	6.0%	(0.1)	6.0%	6.0%	—
Philip Morris	3.1%	3.3%	(0.2)	3.1%	3.3%	(0.2)
Others*	3.4%	3.1%	0.3	3.4%	3.2%	0.2
Total EU	38.2%	38.4%	(0.2)	38.3%	38.5%	(0.2)
*Includes heated tobacco units.

2017 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 0.6% to 50.2 billion units, mainly due to Germany, Greece and Spain, partly offset by Italy, France and Poland. Excluding estimated inventory movements, principally associated with distributor cigarette inventory movements in Italy, PMI's total shipment volume decreased by 1.6%. The decrease in cigarette shipment volume of Marlboro was mainly due to Germany and Spain, partly offset by Italy. The increase in cigarette shipment volume of L&M was mainly driven by France and Poland, partly offset by Germany. The decrease in cigarette shipment volume of Chesterfield was mainly due to Portugal and Spain, partly offset by Italy and Poland. The decrease in cigarette shipment volume of Philip Morris was mainly due to Italy, partly offset by France. The decrease in cigarette shipment volume of "Others" was mainly due to Muratti in Italy and RGD in Poland.
In the quarter, PMI's total market share decreased by 0.2 points to 38.2%, with declines, mainly in Germany, Italy and Spain, partly offset by gains, notably in France and Poland.

Year-to-date, PMI's total shipment volume decreased by 3.7% to 92.9 billion units, mainly due to cigarette volume declines in Italy and Spain, partly offset by Poland. Excluding estimated inventory movements, principally associated with distributor cigarette inventory movements, mainly in Italy and Spain, PMI's total shipment volume decreased by 2.2%. The decrease in cigarette shipment volume of Marlboro was mainly due to Italy and Spain. The decrease in cigarette shipment volume of L&M was mainly due to Germany and Spain, partly offset by Poland. The decrease in cigarette shipment volume of Chesterfield was mainly due to Italy and Spain, partly offset by Poland and the United Kingdom. The decrease in cigarette shipment volume of Philip Morris was mainly due to Italy. The decrease in cigarette shipment volume of "Others" was mainly due to Merit and Muratti in Italy.
Year-to-date, PMI's total market share decreased by 0.2 points to 38.3%, with declines, mainly in Germany, Italy and Spain, partly offset by gains, notably in France and Poland.

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EU Key Market Commentaries

In France, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

France Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	11.8	11.7	0.5%	22.6	22.4	1.0%

PMI Shipments (million units)	5,150	5,057	1.8%	9,876	9,835	0.4%

PMI Market Share
Marlboro	26.8%	26.2%	0.6	26.7%	26.1%	0.6
Philip Morris	10.2%	10.0%	0.2	10.2%	10.1%	0.1
Chesterfield	3.1%	3.2%	(0.1)	3.1%	3.1%	—
Others*	2.9%	2.7%	0.2	2.9%	2.8%	0.1
Total	43.0%	42.1%	0.9	42.9%	42.1%	0.8
*Includes heated tobacco units.

In the quarter, the estimated total market increased by 0.5%. Excluding the net impact of estimated trade inventory movements, primarily associated with the implementation of the Tobacco Products Directive (TPD) in 2016, the estimated total market declined by 1.2%. The increase in PMI's shipment volume was mainly driven by higher market share, principally Marlboro, partly reflecting in-switching.

Year-to-date, the estimated total market increased by 1.0%. The increase in PMI's shipment volume was mainly driven by higher market share, principally Marlboro, reflecting the same dynamic as in the quarter.

In Germany, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Germany Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	19.8	20.1	(1.7)%	37.3	38.0	(1.9)%

PMI Shipments (million units)	7,270	7,608	(4.4)%	13,932	14,375	(3.1)%

PMI Market Share
Marlboro	22.1%	22.7%	(0.6)	22.7%	22.8%	(0.1)
L&M	11.5%	11.9%	(0.4)	11.6%	11.9%	(0.3)
Chesterfield	1.6%	1.7%	(0.1)	1.6%	1.7%	(0.1)
Others*	1.5%	1.5%	—	1.5%	1.4%	0.1
Total	36.7%	37.8%	(1.1)	37.4%	37.8%	(0.4)
*Includes heated tobacco units.

- -10 -

In the quarter, the estimated total market decreased by 1.7%, partly reflecting the lapsed contribution of favorable factors in 2016, including a lower prevalence of illicit trade, which contributed to a growth of the total market in the second quarter of 2016 of 1.3%, as well as the impact of price increases in March 2017. The decrease in PMI's shipment volume was mainly due to the lower total market and market share, mainly Marlboro, reflecting the impact of its price increase from the round €6.00 per pack price point to €6.30, combined with the later timing of competitors' price increases.

Year-to-date, the estimated total market decreased by 1.9%, partly reflecting the lapsed contribution of favorable factors in 2016, as well as the impact of price increases in March 2017. The decrease in PMI's shipment volume was mainly due to the lower total market.

In Italy, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Italy Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	18.2	18.7	(2.7)%	34.4	35.8	(3.9)%

PMI Shipments (million units)	10,244	10,093	1.5%	18,044	19,947	(9.5)%

PMI Market Share
Marlboro	23.9%	24.4%	(0.5)	23.7%	24.6%	(0.9)
Chesterfield	11.2%	11.5%	(0.3)	11.3%	11.5%	(0.2)
Philip Morris	7.8%	8.5%	(0.7)	7.9%	8.7%	(0.8)
HEETS	0.6%	—%	0.6	0.6%	—%	0.6
Others	8.5%	8.0%	0.5	8.4%	8.1%	0.3
Total	52.0%	52.4%	(0.4)	51.9%	52.9%	(1.0)

In the quarter, the estimated total market decreased by 2.7%, partly reflecting the implementation of elements of the TPD, notably the ban on pack sizes of ten cigarettes, which fueled growth in cheaper alternatives, including fine cut and cigarillos. The decline of PMI's shipments, down by 3.4% excluding the net impact of distributor inventory movements, mainly reflected the lower total market. PMI's lower market share was mainly due to: Marlboro, as a result of its price increase in the second quarter of 2016, the ban on pack sizes of ten cigarettes, and out-switching to HEETS; and low-price Philip Morris, impacted by the growth of the super-low price segment.

Year-to-date, the estimated total market decreased by 3.9%, mainly reflecting the same dynamics as in the quarter. The decline of the total market also reflected a challenging comparison with the first six months of 2016, which grew by 1.3%. The decline of PMI's shipments, down by 5.6% excluding the net impact of distributor inventory movements, mainly reflected the lower total market, as well as lower cigarette market share, principally due to the same factors as in the quarter.

- -11 -

In Poland, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Poland Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	10.9	10.7	1.3%	21.1	20.8	1.4%

PMI Shipments (million units)	4,573	4,505	1.5%	8,876	8,651	2.6%

PMI Market Share
Marlboro	11.0%	11.5%	(0.5)	10.6%	11.3%	(0.7)
L&M	18.3%	18.1%	0.2	18.5%	18.3%	0.2
Chesterfield	10.0%	9.2%	0.8	9.9%	8.9%	1.0
Others*	2.8%	3.2%	(0.4)	3.1%	3.1%	—
Total	42.1%	42.0%	0.1	42.1%	41.6%	0.5
*Includes heated tobacco units.

In the quarter, the estimated total market increased by 1.3%, mainly driven by a lower prevalence of illicit trade. The increase in PMI's shipment volume primarily reflected the higher total market. The slight increase in PMI's market share reflected higher share of Chesterfield, driven by brand support, partly offset by Marlboro.

Year-to-date, the estimated total market increased by 1.4%, reflecting the same dynamics as in the quarter. The increase in PMI's shipment volume was primarily driven by the higher total market, as well as higher market share, mainly reflecting higher share of Chesterfield, driven by brand support, partly offset by Marlboro.

In Spain, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Spain Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	11.8	11.9	(0.8)%	21.7	22.3	(2.6)%

PMI Shipments (million units)	4,099	4,344	(5.6)%	7,284	8,366	(12.9)%

PMI Market Share
Marlboro	16.4%	17.9%	(1.5)	16.3%	17.8%	(1.5)
L&M	5.4%	5.4%	—	5.4%	5.5%	(0.1)
Chesterfield	8.5%	8.4%	0.1	8.6%	8.7%	(0.1)
Others*	1.7%	2.1%	(0.4)	1.8%	2.0%	(0.2)
Total	32.0%	33.8%	(1.8)	32.1%	34.0%	(1.9)
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 0.8%, or by 3.2% excluding the net impact of estimated trade inventory movements associated with the second quarter of 2016. The decline of PMI's shipments was mainly due to lower market share, principally due to Marlboro, reflecting the impact of price increases, particularly

- -12 -

above the round €5.00 per pack price point in the vending channel, as well as a challenging comparison with the second quarter of 2016 in which the market share of Marlboro grew by 1.1 points.

Year-to-date, the estimated total market decreased by 2.6%. The decline of PMI's shipments, down by 7.1% excluding the net impact of distributor inventory movements associated with the first six months of 2016, was mainly due to the lower total market and lower market share, principally due to Marlboro, reflecting the same dynamics as in the quarter, as well as a challenging comparison with the first six months of 2016 in which the market share of Marlboro grew by 1.4 points.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2017 Second-Quarter
Net revenues, excluding excise taxes, of $1.7 billion increased by 0.7%. Excluding unfavorable currency of $62 million, net revenues, excluding excise taxes, increased by 4.4%, principally reflecting a favorable pricing variance of $127 million, driven mainly by North Africa, notably Egypt, Turkey and Ukraine. The favorable pricing variance was partly offset by unfavorable volume/mix of $54 million, mainly due to lower total markets in Russia, Saudi Arabia, mainly resulting from the implementation of a new excise tax, and Turkey, partly offset by North Africa.

Operating companies income of $733 million decreased by 7.7%. Excluding unfavorable currency of $87 million, operating companies income increased by 3.3%, principally reflecting a favorable pricing variance, partly offset by unfavorable volume/mix of $43 million, mainly in Russia, Saudi Arabia and Turkey, partly offset by North Africa, and higher costs, primarily reflecting a challenging cost comparison to the second quarter of 2016 in which costs were favorable.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 3.3%. Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.5 points to 47.2%, reflecting the factors mentioned above, as detailed on Schedule 12.

EEMA OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$733	$794	(7.7)%	3.3%	$1,423	$1,427	(0.3)%	6.7%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$733	$794	(7.7)%	3.3%	$1,423	$1,427	(0.3)%	6.7%
Adjusted OCI Margin*	43.8%	47.7%	(3.9)	(0.5)	45.1%	43.7%	1.4	2.2
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

EEMA PMI Shipment Commentaries

EEMA PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes	64,414	68,332	(5.7)%	120,988	131,458	(8.0)%
Heated Tobacco Units	229	8	+100.0%	334	10	+100.0%
Total EEMA	64,643	68,340	(5.4)%	121,322	131,468	(7.7)%

- -13 -

EEMA PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	17,037	17,391	(2.0)%	33,153	34,923	(5.1)%
L&M	11,791	13,160	(10.4)%	23,280	26,025	(10.5)%
Bond Street	9,844	10,901	(9.7)%	17,976	20,151	(10.8)%
Parliament	8,273	8,938	(7.4)%	14,815	16,239	(8.8)%
Others	17,469	17,942	(2.6)%	31,764	34,120	(6.9)%
Total Cigarettes	64,414	68,332	(5.7)%	120,988	131,458	(8.0)%
Heated Tobacco Units	229	8	+100.0%	334	10	+100.0%
Total EEMA	64,643	68,340	(5.4)%	121,322	131,468	(7.7)%

2017 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 5.4% to 64.6 billion units, mainly due to cigarette volume declines in: Russia; Saudi Arabia, notably reflecting the implementation of a new excise tax in June 2017 resulting in a doubling of retail prices, from SAR 12 to SAR 24 per pack in the case of Marlboro; Turkey and Ukraine, partly offset by North Africa. The decrease in cigarette shipment volume of Marlboro was mainly due to Saudi Arabia, partly offset by North Africa. The decrease in cigarette shipment volume of L&M was mainly due to North Africa, Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan. The decrease in cigarette shipment volume of Bond Street was mainly due to Kazakhstan and Ukraine. The decrease in cigarette shipment volume of Parliament was mainly due to Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan. The decrease in cigarette shipment volume of "Others" was mainly due to low-price Next/Dubliss in Russia, due to the competitive environment, while largely local, lower-margin brands in Russia and Ukraine were successfully morphed into Philip Morris.

Year-to-date, PMI's total shipment volume decreased by 7.7% to 121.3 billion units, mainly reflecting cigarette volume declines in Russia, Saudi Arabia, Turkey and Ukraine. The decrease in cigarette shipment volume of Marlboro was mainly due to Saudi Arabia, partly offset by North Africa. The decrease in cigarette shipment volume of L&M was mainly due to North Africa, Russia, Turkey and Ukraine, partly offset by Kazakhstan. The decrease in cigarette shipment volume of Bond Street was mainly due to Kazakhstan, Russia and Ukraine. The decrease in cigarette shipment volume of Parliament was mainly due to Russia, Saudi Arabia and Turkey. The decrease in cigarette shipment volume of "Others" was mainly due to the same dynamics as in the quarter.

- -14 -

EEMA Key Market Commentaries
In North Africa, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

North Africa Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	34.2	34.2	0.1%	67.8	68.5	(1.0)%

PMI Cigarette Shipments (million units)	7,616	7,184	6.0%	16,395	17,414	(5.8)%

PMI Cigarette Market Share
Marlboro	8.9%	6.9%	2.0	8.5%	7.1%	1.4
L&M	11.1%	11.9%	(0.8)	11.5%	13.0%	(1.5)
Others	2.6%	3.1%	(0.5)	2.7%	3.1%	(0.4)
Total	22.6%	21.9%	0.7	22.7%	23.2%	(0.5)

In the quarter, the estimated total cigarette market was essentially flat. The increase in PMI's cigarette shipment volume, up by 3.3% excluding estimated distributor inventory movements, mainly reflected higher cigarette market share, notably driven by the recovery of Marlboro in Algeria following product changes to address the lower-than-anticipated acceptance of Architecture 2.0 in 2016, partly offset by L&M in Egypt as a result of widening price gaps with competitors' brands.

Year-to-date, the estimated total cigarette market decreased by 1.0%, mainly due to Algeria. The decrease in PMI's cigarette shipment volume, down by 3.1% excluding estimated distributor inventory movements, was mainly due to the lower total cigarette market, as well as lower cigarette market share, notably of L&M in Egypt as a result of widening price gaps with competitors' brands, partly offset by the recovery of Marlboro in Algeria, reflecting the same dynamic as in the quarter.

In Russia, estimated industry size and PMI shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. May quarter-to-date and year-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Russia Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	68.6	73.1	(6.2)%	124.4	132.5	(6.1)%

PMI Shipments (million units)	19,584	20,543	(4.7)%	34,423	38,354	(10.2)%

PMI Cigarette Market Share
Marlboro	1.4%	1.4%	—	1.4%	1.4%	—
Parliament	3.5%	3.9%	(0.4)	3.6%	3.9%	(0.3)
Bond Street	8.9%	8.0%	0.9	9.1%	8.2%	0.9
Others	13.3%	13.7%	(0.4)	13.1%	13.9%	(0.8)
Total	27.1%	27.0%	0.1	27.2%	27.4%	(0.2)

- -15 -

In the quarter, the estimated total market decreased by 6.2%, reflecting the impact of excise tax-driven price increases. The decline of PMI's shipment volume was mainly due to the lower total market. The slight increase in PMI's market share was driven by Bond Street and the growth of recently-launched Philip Morris in "Others," reflecting the successful morphing of super-low price Optima and Apollo Soyuz, partly offset by Parliament, reflecting the impact of price increases.

Year-to-date, the estimated total market decreased by 6.1%, reflecting the same dynamic as in the quarter. Excluding the net impact of estimated distributor inventory movements, mainly associated with 2016, PMI's shipment volume decreased by 5.9%, in line with the lower total market. The decrease of PMI's cigarette market share was mainly due to: Parliament, reflecting the impact of price increases; Chesterfield, L&M and Next in "Others," primarily reflecting slower-than-anticipated retail price penetration of competitors' brands, partly offset by Bond Street; and the growth of recently-launched Philip Morris in "Others," reflecting the successful morphing of super-low price Optima and Apollo Soyuz.

In Turkey, estimated cigarette industry size, PMI cigarette shipment volume and May quarter-to-date and year-to-date cigarette market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	26.0	27.8	(6.5)%	48.0	50.2	(4.4)%

PMI Cigarette Shipments (million units)	12,135	13,164	(7.8)%	21,965	23,509	(6.6)%

PMI Cigarette Market Share
Marlboro	10.1%	10.1%	—	10.0%	10.0%	—
Parliament	11.6%	11.6%	—	11.4%	11.6%	(0.2)
Lark	7.0%	7.6%	(0.6)	6.9%	7.7%	(0.8)
Others	14.7%	14.9%	(0.2)	14.9%	14.7%	0.2
Total	43.4%	44.2%	(0.8)	43.2%	44.0%	(0.8)

In the quarter, the estimated total cigarette market decreased by 6.5%, mainly reflecting a higher prevalence of illicit trade. The decrease in PMI's shipments was mainly due to the lower total cigarette market and lower cigarette market share, mainly driven by low-price Lark reflecting competitive pressure from super-low price alternatives.

Year-to-date, the estimated total cigarette market decreased by 4.4%. Excluding the net impact of estimated trade inventory movements associated with the timing of anticipated price increases, the estimated total cigarette market declined by 6.8%, mainly reflecting a higher prevalence of illicit trade resulting from the impact of price increases. The decrease in PMI's shipments was mainly due to the lower total cigarette market and lower cigarette market share, mainly reflecting the same dynamics as in the quarter.

- -16 -

In Ukraine, estimated industry size and PMI cigarette shipment volume, shown in the table below, include cigarettes and PMI's heated tobacco units. May quarter-to-date and year-to-date market share performance, as measured by Nielsen and shown in the table below, reflects that of cigarettes.

Ukraine Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	17.5	19.4	(9.3)%	32.4	36.7	(11.6)%

PMI Shipments (million units)	5,296	5,952	(11.0)%	9,406	11,600	(18.9)%

PMI Cigarette Market Share
Marlboro	3.2%	3.1%	0.1	3.1%	3.2%	(0.1)
Parliament	3.4%	2.9%	0.5	3.2%	2.8%	0.4
Bond Street	9.0%	10.5%	(1.5)	9.0%	10.4%	(1.4)
Others	12.6%	14.4%	(1.8)	12.3%	13.9%	(1.6)
Total	28.2%	30.9%	(2.7)	27.6%	30.3%	(2.7)

In the quarter, the estimated total market decreased by 9.3%, mainly due to the impact of price increases and a challenging comparison with the second quarter of 2016, which grew by 2.7%. The decrease in PMI's shipment volume was primarily due to the lower total market, as well as lower cigarette market share, primarily of low-price Bond Street, and in "Others," Chesterfield, largely reflecting the impact of price increases and President, following its morphing into Philip Morris.

Year-to-date, the estimated total market decreased by 11.6%, mainly due to the impact of price increases and a challenging comparison with the first six months of 2016, which grew by 9.1%. The decrease in PMI's shipment volume was primarily due to the lower total market, as well as lower cigarette market share, primarily of low-price Bond Street, and in "Others," Chesterfield, largely reflecting the impact of price increases and President, following its morphing into Philip Morris, partly offset by L&M.

ASIA REGION

2017 Second-Quarter
Net revenues, excluding excise taxes, of $2.4 billion increased by 11.8%. Excluding unfavorable currency of $21 million, net revenues, excluding excise taxes, increased by 12.8%, reflecting a favorable pricing variance of $128 million, driven principally by Australia, Indonesia and the Philippines. The favorable pricing variance was supported by favorable volume/mix of $144 million, predominantly driven by heated tobacco unit volume in Japan, partly offset by unfavorable volume due mainly to lower total markets in Australia, Indonesia, Pakistan and the Philippines.

Operating companies income of $836 million increased by 11.6%. Excluding unfavorable currency of $25 million, operating companies income increased by 15.0%, mainly driven by a favorable pricing variance, partly offset by unfavorable volume/mix of $19 million, mainly due to unfavorable volume/mix in Indonesia and unfavorable volume in Australia, Pakistan and the Philippines, partly offset by favorable volume in Japan, driven by heated tobacco units.

- -17 -

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 15.0%. Adjusted operating companies income margin, excluding unfavorable currency, increased by 0.7 points to 35.8%, reflecting the factors mentioned above, as detailed on Schedule 12.

Asia OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$836	$749	11.6%	15.0%	$1,688	$1,527	10.5%	8.6%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$836	$749	11.6%	15.0%	$1,688	$1,527	10.5%	8.6%
Adjusted OCI Margin*	35.1%	35.1%	—	0.7	36.5%	37.2%	(0.7)	(1.1)
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Asia PMI Shipment Commentaries

Asia PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes	57,815	69,299	(16.6)%	112,957	134,521	(16.0)%
Heated Tobacco Units	5,726	1,118	+100.0%	9,871	1,553	+100.0%
Total Asia	63,541	70,417	(9.8)%	122,828	136,074	(9.7)%

Asia PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	18,294	19,437	(5.9)%	36,028	38,310	(6.0)%
Lark	3,291	4,845	(32.1)%	7,857	9,147	(14.1)%
Parliament	2,532	2,580	(1.8)%	4,858	4,990	(2.6)%
Others	33,698	42,437	(20.6)%	64,214	82,074	(21.8)%
Total Cigarettes	57,815	69,299	(16.6)%	112,957	134,521	(16.0)%
Heated Tobacco Units	5,726	1,118	+100.0%	9,871	1,553	+100.0%
Total Asia	63,541	70,417	(9.8)%	122,828	136,074	(9.7)%

2017 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's total shipment volume decreased by 9.8% to 63.5 billion units, mainly due to cigarette volume declines in: Indonesia; Japan; Pakistan, reflecting the impact of excise tax-driven price increases and an increase in the prevalence of illicit trade; and the Philippines; partly offset by higher heated tobacco unit volume in Japan. The decrease in cigarette shipment volume of Marlboro was mainly due to Japan, primarily reflecting out-switching to Marlboro HeatSticks, partly offset by the Philippines. The decrease in cigarette shipment volume of Lark was driven by Japan. The decrease in cigarette shipment volume of Parliament was mainly due to Japan, partly offset by Korea. The decrease in cigarette shipment volume of "Others" was mainly due to Indonesia and to local, low-margin brands in Pakistan and the Philippines.

- -18 -

Year-to-date, PMI's total shipment volume decreased by 9.7% to 122.8 billion units, mainly due to the same dynamics as in the quarter. The decrease in cigarette shipment volume of Marlboro was mainly due to Japan, primarily reflecting out-switching to Marlboro HeatSticks, partly offset by the Philippines. The decrease in cigarette shipment volume of Lark was driven by Japan. The decrease in cigarette shipment volume of Parliament was mainly due to Japan, partly offset by Korea. The decrease in cigarette shipment volume of "Others" was mainly due to Indonesia and to local, low-margin brands in Pakistan and the Philippines.

Asia Key Market Commentaries

In Indonesia, estimated cigarette industry size, PMI cigarette shipment volume, cigarette market share and segmentation performance are shown in the tables below.

Indonesia Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	75.7	85.6	(11.6)%	146.6	160.8	(8.8)%

PMI Cigarette Shipments (million units)	24,811	28,566	(13.1)%	48,210	53,708	(10.2)%

PMI Cigarette Market Share
Sampoerna A	14.0%	13.9%	0.1	13.9%	14.1%	(0.2)
Dji Sam Soe	6.4%	6.4%	—	6.3%	6.5%	(0.2)
Sampoerna U	4.7%	5.2%	(0.5)	4.8%	4.9%	(0.1)
Others	7.7%	7.9%	(0.2)	7.9%	7.9%	—
Total	32.8%	33.4%	(0.6)	32.9%	33.4%	(0.5)

Indonesia Segmentation Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	p.p.	2017	2016	p.p.
Segment % of Total Market
Hand-Rolled Kretek (SKT)	17.4%	18.3%	(0.9)	17.8%	18.6%	(0.8)
Machine-Made Kretek (SKM)	77.1%	75.4%	1.7	76.7%	75.3%	1.4
Whites (SPM)	5.5%	6.3%	(0.8)	5.5%	6.1%	(0.6)
Total	100.0%	100.0%	—	100.0%	100.0%	—

PMI % Share of Segment
Hand-Rolled Kretek (SKT)	36.2%	36.5%	(0.3)	37.1%	37.3%	(0.2)
Machine-Made Kretek (SKM)	29.1%	28.7%	0.4	28.9%	28.6%	0.3
Whites (SPM)	73.4%	80.7%	(7.3)	75.0%	81.0%	(6.0)

In the quarter, the estimated total cigarette market decreased by 11.6%, unfavorably impacted by net estimated trade inventory movements mainly associated with the timing of Ramadan. The decline primarily reflected the impact of above-inflation tax-driven price increases and the impact of higher utility prices on consumer spending. The decrease in PMI's cigarette shipments was mainly due to the lower estimated total cigarette market. The decline of PMI's cigarette market share mainly reflected the decline of PMI's share of the SPM segment and the soft performance of PMI's SKT portfolio.

- -19 -

Year-to-date, the estimated total cigarette market decreased by 8.8%, unfavorably impacted by net estimated trade inventory movements mainly associated with the timing of Ramadan, primarily reflecting the same dynamics as in the quarter. The decrease in PMI's cigarette shipments and share primarily reflected the same dynamics as in the quarter.

In Japan, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Japan Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	43.4	43.7	(0.8)%	84.0	87.6	(4.1)%

PMI Shipments (million units)
Cigarettes	8,274	11,042	(25.1)%	18,975	22,593	(16.0)%
Heated Tobacco Units	5,687	1,118	+100%	9,832	1,553	+100%
Total	13,961	12,160	14.8%	28,807	24,146	19.3%

PMI Market Share
Marlboro	9.6%	10.9%	(1.3)	9.8%	10.7%	(0.9)
Marlboro HeatSticks	10.0%	2.2%	7.8	8.6%	1.5%	7.1
Parliament	2.1%	2.4%	(0.3)	2.1%	2.4%	(0.3)
Lark	8.9%	10.2%	(1.3)	9.0%	9.7%	(0.7)
Others	1.4%	1.8%	(0.4)	1.5%	1.7%	(0.2)
Total	32.0%	27.5%	4.5	31.0%	26.0%	5.0

In the quarter, the estimated total market decreased by 0.8%, or by 3.2% excluding the net impact of estimated trade inventory movements mainly associated with PMI's principal competitor's products in the second quarter of 2016 after its retail price increases. The increase in PMI's shipment volume mainly reflected higher share, driven by Marlboro HeatSticks.

Year-to-date, the estimated total market decreased by 4.1%, or by 3.8% excluding the net impact of estimated trade inventory movements. PMI's shipment volume increased by 13.4%, excluding the net impact of distributor inventory movements primarily associated with the timing of Marlboro HeatSticks in transit to Japan, mainly reflecting higher share, driven by Marlboro HeatSticks.

- -20 -

In Korea, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Korea Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	18.2	18.8	(2.8)%	34.4	35.8	(3.9)%

PMI Shipments (million units)	3,696	3,902	(5.3)%	6,745	7,445	(9.4)%

PMI Market Share
Marlboro	9.1%	9.4%	(0.3)	8.9%	9.4%	(0.5)
Parliament	8.4%	7.6%	0.8	8.2%	7.6%	0.6
Virginia S.	2.1%	3.2%	(1.1)	2.0%	3.3%	(1.3)
Others*	0.7%	0.6%	0.1	0.6%	0.6%	—
Total	20.3%	20.8%	(0.5)	19.7%	20.9%	(1.2)
*Includes heated tobacco units.

In the quarter, the estimated total market decreased by 2.8%, primarily reflecting a challenging comparison with the second quarter of 2016 which increased by 7.0%. The decrease in PMI's shipment volume was due to the lower total market, as well as lower market share, reflecting the impact of new brand launches by PMI's principal competitor. The decline in market share of Virginia S. reflected the morphing of its super slims variants to Parliament during the first nine months of 2016.

Year-to-date, the estimated total market decreased by 3.9%, primarily reflecting a challenging comparison with the first six months of 2016, which increased by 20.9%. The decrease in PMI's shipment volume was due to the lower total market, as well as lower market share, mainly due to the same dynamics as in the quarter.

In the Philippines, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Philippines Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	19.2	20.3	(5.7)%	35.8	39.9	(10.4)%

PMI Cigarette Shipments (million units)	12,671	14,807	(14.4)%	23,626	29,281	(19.3)%

PMI Cigarette Market Share
Marlboro	31.6%	27.8%	3.8	31.9%	27.7%	4.2
Fortune	17.9%	24.7%	(6.8)	17.6%	24.8%	(7.2)
Jackpot	6.4%	8.5%	(2.1)	6.2%	8.7%	(2.5)
Others	10.2%	11.9%	(1.7)	10.3%	12.1%	(1.8)
Total	66.1%	72.9%	(6.8)	66.0%	73.3%	(7.3)

In the quarter, the estimated total cigarette market decreased by 5.7%, mainly due to the impact of excise tax-driven price increases, including those on PMI's full brand portfolio in the fourth quarter of 2016. The decline in PMI's cigarette shipment volume was due to the lower total cigarette market, as well as lower cigarette market

- -21 -

share, particularly of PMI's low and super-low price brands as a result of the timing of competitors' price increases, which initially widened the price gaps to PMI's principal competitor's discounted brands, partly offset by Marlboro, which benefited from in-switching from lower-priced brands.

Year-to-date, the decline of the estimated total cigarette market, PMI's cigarette shipment volume and cigarette market share all reflected the same dynamics as in the quarter.

LATIN AMERICA & CANADA REGION

2017 Second-Quarter
Net revenues, excluding excise taxes, of $748 million increased by 7.3%. Excluding unfavorable currency of $20 million, net revenues, excluding excise taxes, increased by 10.2%, primarily reflecting a favorable pricing variance of $74 million, driven principally by Argentina, Canada and Mexico, partly offset by unfavorable volume/mix of $3 million, mainly due to Brazil and Canada, partly offset by Mexico.

Operating companies income of $268 million increased by 19.6%. Excluding unfavorable currency of $26 million, operating companies income increased by 31.3%, primarily driven by a favorable pricing variance, partly offset by unfavorable volume/mix of $4 million, mainly due to Brazil and Canada, partly offset by Mexico.

Adjusted operating companies income and margin are shown in the table below and detailed on Schedule 12. Adjusted operating companies income, excluding unfavorable currency, increased by 31.3%. Adjusted operating companies income margin, excluding unfavorable currency, increased by 6.2 points to 38.3%, principally driven by the factors mentioned above, as detailed on Schedule 12.

Latin America & Canada OCI	Second-Quarter				Six Months Year-to-Date
(in millions)				Excl.				Excl.
	2017	2016	Change	Curr.	2017	2016	Change	Curr.
OCI	$268	$224	19.6%	31.3%	$445	$453	(1.8)%	9.7%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$268	$224	19.6%	31.3%	$445	$453	(1.8)%	9.7%
Adjusted OCI Margin*	35.8%	32.1%	3.7	6.2	32.9%	33.6%	(0.7)	2.0
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

- -22 -

Latin America & Canada PMI Shipment Commentaries

Latin America & Canada PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change

Cigarettes	21,553	21,259	1.4%	40,849	42,959	(4.9)%
Heated Tobacco Units	3	—	—%	4	—	—%
Total Latin America & Canada	21,556	21,259	1.4%	40,853	42,959	(4.9)%

Latin America & Canada PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)
	2017	2016	Change	2017	2016	Change
Cigarettes
Marlboro	8,899	8,336	6.7%	16,523	17,216	(4.0)%
Philip Morris	3,210	4,126	(22.2)%	6,649	8,757	(24.1)%
Chesterfield	2,111	223	+100.0%	3,998	394	+100.0%
Others	7,333	8,574	(14.5)%	13,679	16,592	(17.6)%
Total Cigarettes	21,553	21,259	1.4%	40,849	42,959	(4.9)%
Heated Tobacco Units	3	—	—%	4	—	—%
Total Latin America & Canada	21,556	21,259	1.4%	40,853	42,959	(4.9)%

2017 Second-Quarter and Six Months Year-to-Date
In the quarter, PMI's total shipment volume increased by 1.4% to 21.6 billion units, driven by Mexico, partly offset by Brazil, Canada and Colombia. The increase in cigarette shipment volume of Marlboro was mainly driven by Mexico, partly offset by Argentina and Brazil. The decrease in cigarette shipment volume of Philip Morris was mainly due to Argentina. The increase in cigarette shipment volume of Chesterfield was driven by Argentina, Colombia and Venezuela. The decrease in cigarette shipment volume of "Others" was mainly due to principally local, lower-margin brands in Argentina, Brazil and Colombia.

Year-to-date, PMI's total shipment volume decreased by 4.9% to 40.9 billion units, mainly due to cigarette volume declines in Argentina, Brazil, Canada and Colombia. The decrease in cigarette shipment volume of Marlboro was mainly due to Argentina and Brazil, partly offset by Mexico. The decrease in cigarette shipment volume of Philip Morris was mainly due to Argentina. The increase in cigarette shipment volume of Chesterfield was driven by Argentina, Colombia and Venezuela. The decrease in cigarette shipment volume of "Others" was mainly due to principally local, lower-margin brands in Argentina, Brazil, Colombia and Venezuela.

- -23 -

Latin America & Canada Key Market Commentaries

In Argentina, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Argentina Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	8.8	8.4	4.6%	18.1	18.1	(0.4)%

PMI Cigarette Shipments (million units)	6,511	6,445	1.0%	13,459	13,971	(3.7)%

PMI Cigarette Market Share
Marlboro	19.9%	22.7%	(2.8)	20.1%	23.4%	(3.3)
Chesterfield	15.7%	2.5%	13.2	15.1%	2.0%	13.1
Philip Morris	32.8%	44.8%	(12.0)	33.4%	44.7%	(11.3)
Others	5.8%	6.8%	(1.0)	5.9%	6.9%	(1.0)
Total	74.2%	76.8%	(2.6)	74.5%	77.0%	(2.5)

In the quarter, the estimated total cigarette market increased by 4.6%, primarily reflecting a favorable comparison to the second quarter of 2016, which declined by 12.5%, mainly due to the impact of excise tax-driven price increases. The increase in PMI's cigarette shipment volume was mainly due to the higher total market, partly offset by lower cigarette market share. The lower cigarette market share principally reflected the growth of the ultra-low price segment, where local manufacturers are exempt from paying minimum excise tax, resulting in widened price gaps with premium Marlboro and mid-price Philip Morris, partly offset by low-price Chesterfield that also benefited from its successful morphing from Next.

Year-to-date, the estimated total cigarette market decreased by 0.4%. The decrease in PMI's cigarette shipment volume was mainly due to lower cigarette market share, reflecting the same dynamics as in the quarter.

In Canada, estimated industry size, PMI shipment volume and market share performance, shown in the table below, include cigarettes and PMI's heated tobacco units.

Canada Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Market (billion units)	6.6	7.0	(6.3)%	11.4	12.6	(9.3)%

PMI Shipments (million units)	2,452	2,607	(5.9)%	4,228	4,790	(11.7)%

PMI Market Share
Belmont	3.9%	3.5%	0.4	3.8%	3.6%	0.2
Canadian Classics	9.5%	9.7%	(0.2)	9.3%	10.2%	(0.9)
Next	11.5%	10.8%	0.7	11.3%	11.2%	0.1
Others*	12.4%	13.0%	(0.6)	12.0%	13.0%	(1.0)
Total	37.3%	37.0%	0.3	36.4%	38.0%	(1.6)
*Includes heated tobacco units.

- -24 -

In the quarter, the estimated total market decreased by 6.3%, mainly reflecting the impact of retail price increases. The decrease in PMI's shipment volume was mainly due to the lower total market.

Year-to-date, the estimated total market decreased by 9.3%, or by 7.6% excluding the net impact of estimated trade inventory movements, reflecting the impact of price increases. The decrease in PMI's shipment volume was mainly due to the lower total market, as well as lower cigarette market share that largely reflected the unfavorable impact of estimated trade inventory movements.

In Mexico, estimated cigarette industry size, PMI cigarette shipment volume and cigarette market share performance are shown in the table below.

Mexico Key Market Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2017	2016	% / p.p.	2017	2016	% / p.p.
Total Cigarette Market (billion units)	9.8	8.8	11.7%	17.6	17.6	0.3%

PMI Cigarette Shipments (million units)	6,903	5,976	15.5%	11,963	11,958	—%

PMI Cigarette Market Share
Marlboro	51.2%	47.4%	3.8	48.9%	47.6%	1.3
Delicados	8.6%	9.7%	(1.1)	8.4%	9.9%	(1.5)
Benson & Hedges	5.3%	4.9%	0.4	5.1%	4.6%	0.5
Others	5.4%	6.2%	(0.8)	5.4%	5.9%	(0.5)
Total	70.5%	68.2%	2.3	67.8%	68.0%	(0.2)

In the quarter, the estimated total cigarette market increased by 11.7%. Excluding the impact of estimated trade inventory movements, the estimated total cigarette market increased by 1.2%. The increase in PMI's cigarette shipment volume mainly reflected the higher total cigarette market. The increase of PMI's cigarette market share largely reflected the favorable impact of the estimated trade inventory movements.

Year-to-date, the estimated total cigarette market increased by 0.3%, or by 1.7% excluding the impact of estimated inventory movements. PMI's flat cigarette shipment volume mainly reflected the essentially flat total cigarette market.

- -25 -

About Philip Morris International Inc. (“PMI”)
PMI is the world’s leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets.  In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of reduced-risk products (“RRPs”).  RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking.  Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements.  For more information, see www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation, customs classifications or excise taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2017. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -26 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2017	2016	% Change
Net Revenues	$19,319	$19,041	1.5%
Cost of sales	2,519	2,364	6.6%
Excise Taxes on products (1)	12,402	12,392	0.1%
Gross profit	4,398	4,285	2.6%
Marketing, administration and research costs	1,655	1,513
Asset impairment and exit costs	—	—
Amortization of intangibles	22	19
Operating Income (2)	2,721	2,753	(1.2)%
Interest expense, net	213	223
Earnings before income taxes	2,508	2,530	(0.9)%
Provision for income taxes	689	716	(3.8)%
Equity (income)/loss in unconsolidated subsidiaries, net	(23)	(28)
Net Earnings	1,842	1,842	—%
Net Earnings attributable to noncontrolling interests	61	54
Net Earnings attributable to PMI	$1,781	$1,788	(0.4)%

Per share data (3):
Basic Earnings Per Share	$1.14	$1.15	(0.9)%
Diluted Earnings Per Share	$1.14	$1.15	(0.9)%

(1) The segment detail of Excise Taxes on products sold for the quarters ended June 30, 2017 and 2016 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2017	2016	% Change
Operating Income	$2,721	$2,753	(1.2)%
Excluding:
- Amortization of intangibles	22	19
- General corporate expenses (included in marketing, administration and research costs above)	40	37
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(23)	(28)
Operating Companies Income	$2,806	$2,837	(1.1)%

(3) Net Earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended June 30, 2017 and 2016 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2017	Net Revenues (1)	$6,921	$4,492	$5,367	$2,539	$19,319
	Excise Taxes on products	(4,811)	(2,817)	(2,983)	(1,791)	(12,402)
	Net Revenues excluding Excise Taxes	2,110	1,675	2,384	748	6,917

2016	Net Revenues	$7,134	$4,531	$5,212	$2,164	$19,041
	Excise Taxes on products	(4,979)	(2,867)	(3,079)	(1,467)	(12,392)
	Net Revenues excluding Excise Taxes	2,155	1,664	2,133	697	6,649

Variance	Currency	(92)	(62)	(21)	(20)	(195)
	Acquisitions	—	—	—	—	—
	Operations	47	73	272	71	463
	Variance Total	(45)	11	251	51	268
	Variance Total (%)	(2.1)%	0.7%	11.8%	7.3%	4.0%

	Variance excluding Currency	47	73	272	71	463
	Variance excluding Currency (%)	2.2%	4.4%	12.8%	10.2%	7.0%

	Variance excluding Currency & Acquisitions	47	73	272	71	463
	Variance excluding Currency & Acquisitions (%)	2.2%	4.4%	12.8%	10.2%	7.0%

(1) 2017 Currency decreased Net Revenues as follows:
	European Union	$(304)
	EEMA	(483)
	Asia	(33)
	Latin America & Canada	(76)
		$(896)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2017	$969	$733	$836	$268	$2,806
2016	1,070	794	749	224	2,837
% Change	(9.4)%	(7.7)%	11.6%	19.6%	(1.1)%

Reconciliation:
For the quarter ended June 30, 2016	$1,070	$794	$749	$224	$2,837

2016 Asset impairment and exit costs	—	—	—	—	—
2017 Asset impairment and exit costs	—	—	—	—	—

Acquisitions	—	—	—	—	—
Currency	(61)	(87)	(25)	(26)	(199)
Operations	(40)	26	112	70	168
For the quarter ended June 30, 2017	$969	$733	$836	$268	$2,806

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2017 Diluted Earnings Per Share		$1.14	(1)
2016 Diluted Earnings Per Share		$1.15	(1)
Change		$(0.01)
% Change		(0.9)%

Reconciliation:
2016 Diluted Earnings Per Share		$1.15	(1)

Special Items:
2016 Asset impairment and exit costs		—
2016 Tax items		—
2017 Asset impairment and exit costs		—
2017 Tax items		—

Currency		(0.11)
Interest		0.01
Change in tax rate		0.01
Operations		0.08	(2)
2017 Diluted Earnings Per Share		$1.14	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q2 2017	Q2 2016

Net Earnings attributable to PMI	$1,781	$1,788
Less distributed and undistributed earnings attributable
to share-based payment awards	5	5
Net Earnings for basic and diluted EPS	$1,776	$1,783

Weighted-average shares for basic EPS	1,553	1,551
Plus Contingently Issuable Performance Stock Units (PSUs)	1	—
Weighted-average shares for diluted EPS	1,554	1,551

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

	2017	2016	% Change
Net Revenues	$35,875	$35,829	0.1%
Cost of sales	4,696	4,460	5.3%
Excise Taxes on products (1)	22,894	23,097	(0.9)%
Gross profit	8,285	8,272	0.2%
Marketing, administration and research costs	3,124	3,009
Asset impairment and exit costs	—	—
Amortization of intangibles	44	37
Operating Income (2)	5,117	5,226	(2.1)%
Interest expense, net	432	470
Earnings before income taxes	4,685	4,756	(1.5)%
Provision for income taxes	1,230	1,346	(8.6)%
Equity (income)/loss in unconsolidated subsidiaries, net	(45)	(37)
Net Earnings	3,500	3,447	1.5%
Net Earnings attributable to noncontrolling interests	129	129
Net Earnings attributable to PMI	$3,371	$3,318	1.6%

Per share data (3):
Basic Earnings Per Share	$2.17	$2.13	1.9%
Diluted Earnings Per Share	$2.17	$2.13	1.9%

(1) The segment detail of Excise Taxes on products sold for the six months ended June 30, 2017 and 2016 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2017	2016	% Change
Operating Income	$5,117	$5,226	(2.1)%
Excluding:
- Amortization of intangibles	44	37
- General corporate expenses (included in marketing, administration and research costs above)	91	83
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(45)	(37)
Operating Companies Income	$5,297	$5,383	(1.6)%

(3) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the six months ended June 30, 2017 and 2016 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2017	Net Revenues (1)	$12,810	$8,187	$10,205	$4,673	$35,875
	Excise Taxes on products	(8,960)	(5,035)	(5,580)	(3,319)	(22,894)
	Net Revenues excluding Excise Taxes	3,850	3,152	4,625	1,354	12,981

2016	Net Revenues	$13,277	$8,528	$9,901	$4,123	$35,829
	Excise Taxes on products	(9,259)	(5,262)	(5,800)	(2,776)	(23,097)
	Net Revenues excluding Excise Taxes	4,018	3,266	4,101	1,347	12,732

Variance	Currency	(147)	(161)	35	(42)	(315)
	Acquisitions	—	—	—	—	—
	Operations	(21)	47	489	49	564
	Variance Total	(168)	(114)	524	7	249
	Variance Total (%)	(4.2)%	(3.5)%	12.8%	0.5%	2.0%

	Variance excluding Currency	(21)	47	489	49	564
	Variance excluding Currency (%)	(0.5)%	1.4%	11.9%	3.6%	4.4%

	Variance excluding Currency & Acquisitions	(21)	47	489	49	564
	Variance excluding Currency & Acquisitions (%)	(0.5)%	1.4%	11.9%	3.6%	4.4%

(1) 2017 Currency increased / (decreased) Net Revenues as follows:
	European Union	$(507)
	EEMA	(1,024)
	Asia	63
	Latin America & Canada	(214)
		$(1,682)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2017	$1,741	$1,423	$1,688	$445	$5,297
2016	1,976	1,427	1,527	453	5,383
% Change	(11.9)%	(0.3)%	10.5%	(1.8)%	(1.6)%

Reconciliation:
For the six months ended June 30, 2016	$1,976	$1,427	$1,527	$453	$5,383

2016 Asset impairment and exit costs	—	—	—	—	—
2017 Asset impairment and exit costs	—	—	—	—	—

Acquisitions	—	—	—	—	—
Currency	(89)	(99)	29	(52)	(211)
Operations	(146)	95	132	44	125
For the six months ended June 30, 2017	$1,741	$1,423	$1,688	$445	$5,297

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2017 Diluted Earnings Per Share		$2.17	(1)
2016 Diluted Earnings Per Share		$2.13	(1)
Change		$0.04
% Change		1.9%

Reconciliation:
2016 Diluted Earnings Per Share		$2.13	(1)

Special Items:
2016 Asset impairment and exit costs		—
2016 Tax items		—
2017 Asset impairment and exit costs		—
2017 Tax items		0.04

Currency		(0.11)
Interest		0.02
Change in tax rate		0.02
Operations		0.07	(2)
2017 Diluted Earnings Per Share		$2.17	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD June 2017	YTD June 2016

Net Earnings attributable to PMI	$3,371	$3,318
Less distributed and undistributed earnings attributable
to share-based payment awards	8	9
Net Earnings for basic and diluted EPS	$3,363	$3,309

Weighted-average shares for basic EPS	1,552	1,551
Plus Contingently Issuable Performance Stock Units (PSUs)	1	—
Weighted-average shares for diluted EPS	1,553	1,551

(2) Includes the impact of shares outstanding and share-based payments

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	June 30,		December 31,
	2017		2016
Assets
Cash and cash equivalents	$6,197		$4,239
All other current assets	12,235		13,369
Property, plant and equipment, net	6,629		6,064
Goodwill	7,614		7,324
Other intangible assets, net	2,527		2,470
Investments in unconsolidated subsidiaries	1,072		1,011
Other assets	2,386		2,374
Total assets	$38,660		$36,851

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$898		$643
Current portion of long-term debt	4,254		2,573
All other current liabilities	12,091		13,251
Long-term debt	26,595		25,851
Deferred income taxes	1,362		1,897
Other long-term liabilities	3,737		3,536
Total liabilities	48,937		47,751

Total PMI stockholders' deficit	(12,008)		(12,688)
Noncontrolling interests	1,731		1,788
Total stockholders' deficit	(10,277)		(10,900)
Total liabilities and stockholders' (deficit) equity	$38,660		$36,851

Total debt	$31,747		$29,067
Total debt to Adjusted EBITDA	2.76	(1)	2.51	(1)
Net debt to Adjusted EBITDA	2.22	(1)	2.15	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$6,921	$4,811	$2,110	$(92)	$2,202	$—	$2,202	European Union	$7,134	$4,979	$2,155	(2.1)%	2.2%	2.2%
4,492	2,817	1,675	(62)	1,737	—	1,737	EEMA	4,531	2,867	1,664	0.7%	4.4%	4.4%
5,367	2,983	2,384	(21)	2,405	—	2,405	Asia	5,212	3,079	2,133	11.8%	12.8%	12.8%
2,539	1,791	748	(20)	768	—	768	Latin America & Canada	2,164	1,467	697	7.3%	10.2%	10.2%
$19,319	$12,402	$6,917	$(195)	$7,112	$—	$7,112	PMI Total	$19,041	$12,392	$6,649	4.0%	7.0%	7.0%

2017								2016			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$969			$(61)	$1,030	$—	$1,030	European Union			$1,070	(9.4)%	(3.7)%	(3.7)%
733			(87)	820	—	820	EEMA			794	(7.7)%	3.3%	3.3%
836			(25)	861	—	861	Asia			749	11.6%	15.0%	15.0%
268			(26)	294	—	294	Latin America & Canada			224	19.6%	31.3%	31.3%
$2,806			$(199)	$3,005	$—	$3,005	PMI Total			$2,837	(1.1)%	5.9%	5.9%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Selected Financial Data by Product Category
For the Quarters Ended June 30,
($ in millions) / (Unaudited)

2017								2016			% Change in Combustible Products Net Revenues excluding Excise Taxes
Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Combustible Products	Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$6,862	$4,802	$2,060	$(89)	$2,150	$—	$2,150	European Union	$7,122	$4,979	$2,143	(3.8)%	0.3%	0.3%
4,474	2,815	1,659	(61)	1,720	—	1,720	EEMA	4,531	2,867	1,664	(0.3)%	3.4%	3.4%
4,816	2,981	1,835	(19)	1,854	—	1,854	Asia	5,100	3,079	2,022	(9.2)%	(8.3)%	(8.3)%
2,538	1,790	748	(21)	768	—	768	Latin America & Canada	2,164	1,467	697	7.3%	10.2%	10.2%
$18,691	$12,388	$6,302	$(190)	$6,493	$—	$6,493	Total Combustible Products	$18,917	$12,391	$6,526	(3.4)%	(0.5)%	(0.5)%

2017								2016			% Change in Reduced-Risk Products Net Revenues excluding Excise Taxes
Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Reduced-Risk Products	Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$59	$9	$50	$(2)	$52	$—	$52	European Union	$12	1	$11	+100%	+100%	+100%
18	2	16	—	16	—	16	EEMA	—	—	—	+100%	+100%	+100%
551	2	549	(2)	551	—	551	Asia	111	—	111	+100%	+100%	+100%
1	0	1	—	1	—	1	Latin America & Canada	1	0	0	+100%	+100%	+100%
$628	$13	$615	$(4)	$620	$—	$620	Total Reduced-Risk Products	$124	$1	$123	+100%	+100%	+100%

$19,319	$12,402	$6,917	$(195)	$7,112	$—	$7,112	PMI Total	$19,041	$12,392	$6,649	4.0%	7.0%	7.0%

(1) Net revenue amounts for our combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include reduced-risk products.

(2) Net revenue amounts for our reduced-risk products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our heated tobacco units, our IQOS devices and related accessories, and other nicotine-containing products, which primarily include our e-vapor products. Reduced-risk products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of reduced-risk products in various stages of development, scientific assessment and commercialization. Because our reduced-risk products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.

Note: Sum of product categories or Regions might not foot to PMI total due to rounding.

													Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$969	$—	$969	$(61)	$1,030	$—	$1,030	European Union	$1,070	$—	$1,070	(9.4)%	(3.7)%	(3.7)%
733	—	733	(87)	820	—	820	EEMA	794	—	794	(7.7)%	3.3%	3.3%
836	—	836	(25)	861	—	861	Asia	749	—	749	11.6%	15.0%	15.0%
268	—	268	(26)	294	—	294	Latin America & Canada	224	—	224	19.6%	31.3%	31.3%
$2,806	$—	$2,806	$(199)	$3,005	$—	$3,005	PMI Total	$2,837	$—	$2,837	(1.1)%	5.9%	5.9%

2017								2016
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,030	$2,202	46.8%		$1,030	$2,202	46.8%	European Union	$1,070	$2,155	49.7%		(2.9)	(2.9)
820	1,737	47.2%		820	1,737	47.2%	EEMA	794	1,664	47.7%		(0.5)	(0.5)
861	2,405	35.8%		861	2,405	35.8%	Asia	749	2,133	35.1%		0.7	0.7
294	768	38.3%		294	768	38.3%	Latin America & Canada	224	697	32.1%		6.2	6.2
$3,005	$7,112	42.3%		$3,005	$7,112	42.3%	PMI Total	$2,837	$6,649	42.7%		(0.4)	(0.4)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 10.

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended June 30,
(Unaudited)

	2017	2016	% Change

Reported Diluted EPS	$1.14	$1.15	(0.9)%

Less:
Currency impact	(0.11)

Reported Diluted EPS, excluding Currency	$1.25	$1.15	8.7%

	2017	2016	% Change

Reported Diluted EPS	$1.14	$1.15	(0.9)%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	—	—

Adjusted Diluted EPS	$1.14	$1.15	(0.9)%

Less:
Currency impact	(0.11)

Adjusted Diluted EPS, excluding Currency	$1.25	$1.15	8.7%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Net Revenues excluding Excise Taxes
Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions		Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions
$12,810	$8,960	$3,850	$(147)	$3,997	$—	$3,997	European Union	$13,277	$9,259	$4,018	(4.2)%	(0.5)%	(0.5)%
8,187	5,035	3,152	(161)	3,313	—	3,313	EEMA	8,528	5,262	3,266	(3.5)%	1.4%	1.4%
10,205	5,580	4,625	35	4,590	—	4,590	Asia	9,901	5,800	4,101	12.8%	11.9%	11.9%
4,673	3,319	1,354	(42)	1,396	—	1,396	Latin America & Canada	4,123	2,776	1,347	0.5%	3.6%	3.6%
$35,875	$22,894	$12,981	$(315)	$13,296	$—	$13,296	PMI Total	$35,829	$23,097	$12,732	2.0%	4.4%	4.4%

2017								2016			% Change in Operating Companies Income
Operating Companies Income			Less Currency	Operating Companies Income excluding Currency	Less Acquisitions	Operating Companies Income excluding Currency & Acquisitions				Operating Companies Income	Total	Excluding Currency	Excluding Currency & Acquisitions

$1,741			$(89)	$1,830	$—	$1,830	European Union			$1,976	(11.9)%	(7.4)%	(7.4)%
1,423			(99)	1,522	—	1,522	EEMA			1,427	(0.3)%	6.7%	6.7%
1,688			29	1,659	—	1,659	Asia			1,527	10.5%	8.6%	8.6%
445			(52)	497	—	497	Latin America & Canada			453	(1.8)%	9.7%	9.7%
$5,297			$(211)	$5,508	$—	$5,508	PMI Total			$5,383	(1.6)%	2.3%	2.3%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Selected Financial Data by Product Category
For the Six Months Ended June 30,
($ in millions) / (Unaudited)

2017								2016			% Change in Combustible Products Net Revenues excluding Excise Taxes
Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Combustible Products	Net Revenues (1)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$12,715	$8,945	$3,770	$(144)	$3,914	$—	$3,914	European Union	$13,256	$9,258	$3,998	(5.7)%	(2.1)%	(2.1)%
8,162	5,033	3,129	(161)	3,290	—	3,290	EEMA	8,529	5,262	3,267	(4.2)%	0.7%	0.7%
9,258	5,578	3,680	20	3,660	—	3,660	Asia	9,743	5,800	3,942	(6.7)%	(7.2)%	(7.2)%
4,672	3,319	1,353	(42)	1,395	—	1,395	Latin America & Canada	4,122	2,775	1,347	0.5%	3.6%	3.6%
$34,806	$22,875	$11,931	$(328)	$12,259	$—	$12,259	Total Combustible Products	$35,649	$23,095	$12,554	(5.0)%	(2.3)%	(2.3)%

2017								2016			% Change in Reduced-Risk Products Net Revenues excluding Excise Taxes
Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Less Currency	Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	Reduced-Risk Products	Net Revenues (2)	Less Excise Taxes (3)	Net Revenues excluding Excise Taxes	Total	Excluding Currency	Excluding Currency & Acquisitions

$95	$14	$81	$(4)	$85	$—	$85	European Union	$21	1	$19	+100%	+100%	+100%
26	2	23	0	23	—	23	EEMA	—	—	—	+100%	+100%	+100%
947	2	945	16	929	—	929	Asia	158	—	158	+100%	+100%	+100%
1	0	1	0	1	—	1	Latin America & Canada	1	1	0	91.2%	90.1%	90.1%
$1,069	$19	$1,050	$12	$1,038	$—	$1,038	Total Reduced-Risk Products	$180	$2	$178	+100%	+100%	+100%

$35,875	$22,894	$12,981	$(315)	$13,296	$—	$13,296	PMI Total	$35,829	$23,097	$12,732	2.0%	4.4%	4.4%

(1) Net revenue amounts for our combustible products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our cigarettes and other tobacco products combined. Other tobacco products primarily include tobacco for roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos and do not include reduced-risk products.

(2) Net revenue amounts for our reduced-risk products refer to the operating revenues generated from the sale of these products, net of sales and promotion incentives. These net revenue amounts consist of the sale of our heated tobacco units, our IQOS devices and related accessories, and other nicotine-containing products, which primarily include our e-vapor products. Reduced-risk products is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of reduced-risk products in various stages of development, scientific assessment and commercialization. Because our reduced-risk products do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

(3) PMI often collects excise taxes from its customers and then remits them to governments, and, in those circumstances, PMI includes the excise taxes in its net revenues and in excise taxes on products.  In some jurisdictions, including Japan, PMI is not responsible for collecting excise taxes.

Note: Sum of product categories or Regions might not foot to PMI total due to rounding.

													Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2017								2016			% Change in Adjusted Operating Companies Income
Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,741	$—	$1,741	$(89)	$1,830	$—	$1,830	European Union	$1,976	$—	$1,976	(11.9)%	(7.4)%	(7.4)%
1,423	—	1,423	(99)	1,522	—	1,522	EEMA	1,427	—	1,427	(0.3)%	6.7%	6.7%
1,688	—	1,688	29	1,659	—	1,659	Asia	1,527	—	1,527	10.5%	8.6%	8.6%
445	—	445	(52)	497	—	497	Latin America & Canada	453	—	453	(1.8)%	9.7%	9.7%

$5,297	$—	$5,297	$(211)	$5,508	$—	$5,508	PMI Total	$5,383	$—	$5,383	(1.6)%	2.3%	2.3%

2017								2016
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,830	$3,997	45.8%		$1,830	$3,997	45.8%	European Union	$1,976	$4,018	49.2%		(3.4)	(3.4)
1,522	3,313	45.9%		1,522	3,313	45.9%	EEMA	1,427	3,266	43.7%		2.2	2.2
1,659	4,590	36.1%		1,659	4,590	36.1%	Asia	1,527	4,101	37.2%		(1.1)	(1.1)
497	1,396	35.6%		497	1,396	35.6%	Latin America & Canada	453	1,347	33.6%		2.0	2.0

$5,508	$13,296	41.4%		$5,508	$13,296	41.4%	PMI Total	$5,383	$12,732	42.3%		(0.9)	(0.9)

(1) For the calculation of Net Revenues excluding Excise Taxes, currency and acquisitions, refer to Schedule 14.

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Six Months Ended June 30,
(Unaudited)

	2017	2016	% Change

Reported Diluted EPS	$2.17	$2.13	1.9%

Less:
Currency impact	(0.11)

Reported Diluted EPS, excluding Currency	$2.28	$2.13	7.0%

	2017	2016	% Change

Reported Diluted EPS	$2.17	$2.13	1.9%

Adjustments:
Asset impairment and exit costs	—	—
Tax items	(0.04)	—

Adjusted Diluted EPS	$2.13	$2.13	—%

Less:
Currency impact	(0.11)

Adjusted Diluted EPS, excluding Currency	$2.24	$2.13	5.2%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended
	June 30,			December 31,
		2017		2016
	July ~ December	January ~ June	12 months
	2016	2017	rolling

Net Earnings	$3,803	$3,500	$7,303	$7,250
Equity (income)/loss in unconsolidated subsidiaries, net	(57)	(45)	(102)	(94)
Provision for Income Taxes	1,422	1,230	2,652	2,768
Interest expense, net	421	432	853	891
Depreciation and amortization	383	407	790	743
Asset impairment and exit costs	—	—	—	—
Adjusted EBITDA	$5,972	$5,524	$11,496	$11,558

			June 30,	December 31,
			2017	2016

Short-term borrowings			$898	$643
Current portion of long-term debt			4,254	2,573
Long-term debt			26,595	25,851
Total Debt			$31,747	$29,067
Less: Cash and cash equivalents			6,197	4,239
Net Debt			$25,550	$24,828

Ratios:
Total Debt to Adjusted EBITDA			2.76	2.51
Net Debt to Adjusted EBITDA			2.22	2.15

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Six Months Ended June 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Six Months Ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change

Net cash provided by operating activities (1)	$3,228	$2,374	36.0%	$4,071	$2,836	43.5%

Less:
Currency impact	429			311

Net cash provided by operating activities, excluding currency	$2,799	$2,374	17.9%	$3,760	$2,836	32.6%

(1) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2016

Reported Diluted EPS	$4.48

Adjustments:
Asset impairment and exit costs	—
Tax items	—

Adjusted Diluted EPS	$4.48